UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2012

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 9, 2012, Ditech Networks, Inc. received from the staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) a letter stating that the bid price of Ditech Networks common stock had closed at less that $1 per share over the previous 30 consecutive business days and, as a result, did not comply with the Nasdaq Listing Rule 5450(a)(1). The letter further states that unless Ditech Networks applies to transfer its common stock to The Nasdaq Capital Market or requests an appeal of this determination to the Nasdaq Listing Qualifications Panel on or before May 16, 2012, the Staff has determined that the Ditech Networks common stock will be scheduled for delisting at the opening of business on May 18, 2012.  Ditech Networks has determined that it will appeal the Staff’s determination to the Nasdaq Listing Qualifications Panel on or before May 16, 2012, which according to the letter will stay the delisting of the Ditech Networks common stock pending the Panel’s decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DITECH NETWORKS, INC.

Dated: May 15, 2012	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer